                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               September 9, 1996

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

     NEW JERSEY                     1-1-432                    22-2429994
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 (State or other                (Commission                 (IRS Employer
  jurisdiction of                File Number)                Identification
  incorporation)                                                 Number)

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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          (Former name or former address, if changed from last report)
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                                     -2-

Item 5. Other Events
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        Roberts Pharmaceutical Corporation announced that the Food and Drug
Administration (FDA) has cleared ProAmatine/TM/ (midodrine hydrochloride) for U.S. marketing. The Company anticipates the U.S. launch of ProAmatine shortly.

        In an earlier press release, the Company announced receipt of an FDA approval letter noting that "ProAmatine is approvable under 21 CFR Subpart H -- Accelerated approval on new drugs for serious or life-threatening illnesses". Roberts further noted that ProAmatine, which had been developed to fill the U.S. therapeutic void in the treatment of orthostatic hypotension (a low blood pressure condition), was approvable based on a surrogate endpoint, i.e., standing blood pressure. As required by regulations, Roberts then submitted labeling and promotional material to FDA for review as a prerequisite to marketing. That step of the review process has now been completed and Roberts is preparing for the near-term launch of ProAmatine.

        The Company also noted that ProAmatine is not only the first cardiovascular drug cleared for marketing under the accelerated process, it is also the first of Roberts, pipeline drugs to be approved for sale in the U.S. market.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ROBERTS PHARMACEUTICAL CORPORATION
                                            ----------------------------------
                                                         (Registrant)


Date: September 11, 1996                By:     /s/ Anthony A. Rascio
                                           -----------------------------------
                                           Anthony A. Rascio
                                           Vice President